Exhibit 5.4

350 EAST LAS OLAS BOULEVARD LAS OLAS CENTRE II, SUITE 1150 P.O. BOX 30310 FORT LAUDERDALE, FL 33303-0310 954.462.4150 MAIN 954.462.4260 FAX www.ralaw.com

October 22, 2010

Board of Directors

Funtalk China Holdings Limited

South 3/F Chang’ An XingRong Center

No. 1 Nao ShiKou Street, XiCheng District

Beijing, China 100031

Gentlemen:

We have acted as special Florida counsel to Funtalk China Holdings Limited, a Cayman Islands company (the “Company”), in connection with the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”) (including subsequent post-effective amendments to Form S-4 on Form F-3), filed by the Company with the Securities and Exchange Commission, as amended through the date hereof (the “Registration Statement”), including transactions described in the Registration Statement.  The terms “merger,” “conversion,” and “business combination” have the meanings ascribed to them in the Registration Statement.

The Company’s UPOs (as defined below) are by their terms governed by Florida law.

We have been requested to provide the opinion required by Regulation S-K under the Act with respect to the UPOs.

In rendering this opinion, we have examined and relied upon:

(i)                                     Amended and Restated Memorandum and Articles of Association of the Company;

(ii)                                  resolutions of the Company’s Board of Directors;

(iii)                               the Registration Statement;

(iv)                              Unit Purchase Options (“UPOs”), dated April 16, 2010, as amended in September 2010, issued by the Company to the holders of UPOs;

(v)                                 The forms of Class A Warrants, Class B Warrants, and certificates representing ordinary shares, in each case underlying the UPOs;

(vi)                              The original Unit Purchase Option dated December 19, 2006, granted to I-Bankers Securities, Inc. by Middle Kingdom Alliance Corp and executed assignment form transferring such Unit Purchase Option to holders of UPOs;

NEW YORK	CLEVELAND	TOLEDO	AKRON	COLUMBUS	CINCINNATI
WASHINGTON, D.C.	TALLAHASSEE	ORLANDO	FORT MYERS	NAPLES	FORT LAUDERDALE

(vii)                           the merger agreement (as amended to date) (as defined in the Registration Statement), including each of the representations, warranties and covenants of each of the parties to the merger agreement; and

(viii)                        such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the UPOs constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Each of the foregoing opinions are (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) limited to the extent indemnification provisions contained such documents may be limited by applicable federal or state law and consideration of public policy.

This opinion is limited to the applicable statutory provisions of Business Corporation Act of the State of Florida, including all applicable provisions of the Florida Constitution, and reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

This opinion is rendered pursuant to Regulation S-K under the Act and may not be used or relied upon for any other purpose.  This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Roetzel & Andress, LPA